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                                                         EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 2004, except for the "Subsequent Events" note, as to which the date is June 10, 2004, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-116892) of Milacron Inc. for the registration of subscription rights to purchase up to 16,300,000 shares of its common stock and preferred stock purchase rights.

/s/ Ernst & Young LLP

Cincinnati, Ohio
September 29, 2004